Exhibit 99.1

N E W S

For Immediate Release

SILVERGATE PRICES PUBLIC OFFERING OF CLASS A COMMON STOCK

La Jolla, CA – December 6, 2021 – Silvergate Capital Corporation (NYSE: SI) (“Silvergate” or the “Company”) announced today the pricing of an underwritten public offering of 3,310,344 shares of Class A common stock at a price to the public of $145.00 per share. The Company also granted the underwriters a 30-day option to purchase up to an additional 496,551 shares of Class A common stock.

The aggregate gross proceeds of the offering will be approximately $480.0 million before discounts and expenses. Assuming full exercise by the underwriters of their option to purchase additional shares, the aggregate gross proceeds of the offering would be approximately $552.0 million before discounts and expenses. The Company intends to use the net proceeds from the proposed offering to further supplement the regulatory capital levels of the Company and its wholly-owned subsidiary, Silvergate Bank (the “Bank”), and for other general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, and other growth initiatives, including the Bank’s SEN Leverage product, custody and other digital asset services. The precise amounts and timing of the application of proceeds will depend on the requirements of the Company and the Bank. The offering is expected to close on December 9, 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Keefe, Bruyette & Woods, A Stifel Company are acting as joint book-running managers for the offering.

Silvergate has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3, as amended by Post-Effective Amendment No. 1 filed on July 28, 2021, including a base prospectus dated July 28, 2021 (File No. 333-252258), and has filed a preliminary prospectus supplement, dated December 6, 2021, to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents Silvergate has filed with the SEC for more complete information about Silvergate and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained by contacting Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling (866) 803-9204 or by emailing prospectus-eq_fi@jpmchase.com; or Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, New York 10019, Attn: Equity Syndicate, by emailing kbwsyndicatedesk@kbw.com, or by telephone at 1-800-966-1559.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital currency companies and investors around the world. Silvergate is enabling the rapid growth of digital currency markets and reshaping global commerce for a digital currency future.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “goal,” “target,” “would,” “aim” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusion of these forward-looking statements should not be regarded as a representation by us or any other person that such expectations, estimates and projections will be achieved. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the SEC. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Investor Relations Contact:

Hunter Stenback/Ashna Vasa

(858) 200-3782

investors@silvergate.com

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